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                       CERTIFICATE OF AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ON COMMAND CORPORATION


              -----------------------------------------------------

          Adopted in accordance with the provisions of Section 242 and
       Section 245 of the General Corporation Law of the State of Delaware

              -----------------------------------------------------


         We, the Vice President and Secretary of Ascent Acquisition Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST:  That said corporation was incorporated on July 25, 1996.

         SECOND: That the Certificate of Incorporation of said corporation has been amended and restated in its entirety as follows:

                                    ARTICLE I

         The name of the corporation is On Command Corporation.

                                   ARTICLE II

         The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is the Corporation Trust Company.

                                   ARTICLE III

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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                                   ARTICLE IV

         The total number of shares of stock which the corporation shall have authority to issue is 60,000,000, divided into 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

          The Board of Directors of the corporation is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors of the corporation with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, provided that no series of Preferred Stock shall have a class vote unless the same has been approved in writing by the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         (h) Any other relative rights, preferences and limitations of that series.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.


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         If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                    ARTICLE V

         (a) Subject to the voting rights provided by law or granted to any series of Preferred Stock, all rights to vote and all voting power shall be exclusively vested in the Common Stock. In the event that the stockholders of the corporation elect to take any action by written consent in lieu of any annual or special meeting of such stockholders as authorized by Section 228 of the General Corporation Law of the State of Delaware, or any successor provision, such action shall not become effective until 20 days after the corporation or any stockholder of the corporation provides the notice required by Section 228(d) of the General Corporation Law of the State of Delaware, or any successor provision, unless all of the stockholders of the corporation have consented to the taking of such action.

         (b) Until the Termination Date (as defined below), each holder of shares of Common Stock shall be entitled at all elections of directors to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of Common Stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, and to one vote for each share upon all other matters. Upon the occurrence of the Termination Date, the holders of the Common Stock shall cease to be entitled to cumulative voting rights with respect thereto and, from and after the Termination Date, the directors shall be elected by straight voting.

         As used herein, the term "Termination Date" means the first date on which any "person" or related group (within the meaning of Rule 13(d)(3) or Rule 14(d)(2) of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of the adoption of this Article, including any "group" acting for the purpose of acquiring or disposing of securities within the meaning of Rule 13d-5(b)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of adoption of this Article), other than the Excluded Persons (as defined below), holds, directly or indirectly, more than 15% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class), and, for the purpose of this provision, all shares of Common Stock issuable upon the exercise or conversion of all currently exercisable or convertible warrants, options or other securities held by such person or related group shall be deemed to be outstanding and held by such person or related group. As used herein, "Excluded Persons" means (a) each person who held common stock of On Command Video Corporation ("OCV") immediately prior to the merger of OCV with On Command Video Corporation and (b) any other person who, individually or collectively with its affiliates, receives upon original issuance thereof shares of Common Stock and Common Stock Purchase Warrants of the corporation that represent more than 5% of the Applicable Securities (as defined below) to be issued to such person or related group pursuant to the Purchase Agreement (as defined below). As used herein, the term "Applicable Securities" means all shares of Common Stock (including shares of Common Stock purchasable upon exercise of Common Stock Purchase Warrants) to be issued and outstanding immediately upon consummation of the transactions contemplated by that certain Acquisition Agreement, dated August 13, 1996, among the corporation, Ascent Entertainment Group, Inc., SpectraVision, Inc., the Official Creditors' Committee


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for SpectraVision, Inc., Spectradyne, Inc. and the other domestic subsidiaries of SpectraVision, Inc., after giving effect to the post-closing adjustment, if any, contemplated by Section 5.2 of such Acquisition Agreement.

                                   ARTICLE VI

         Unless and except to the extent that the By-Laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

                                   ARTICLE VII

         (a) The number of directors constituting the entire Board of Directors of the corporation shall be fixed by, or in the manner provided in, the corporation's By-Laws from time to time; provided, however, that until the Termination Date, the number of directors shall not be less than seven.

         (b) From and after the date of issuance of the Applicable Securities, the Board of Directors will be elected at the annual meeting of stockholders of On Command Corporation and will serve a one-year term until the next annual meeting of stockholders. Director nominees receiving a plurality of the votes cast by the holders of outstanding shares of On Command Corporation represented at the annual meeting of stockholders, in person or by proxy, will be elected as directors of On Command Corporation. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election at which such directors successors shall have been elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the directors whose term shall then expire shall be elected to hold office for a term expiring at the next succeeding annual meeting.

         (c) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the corporation, any director or the entire Board of Directors of the corporation may be removed at any time, with or without cause, by the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class), except that, prior to the Termination Date, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the provisions of section (c) of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.


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                                  ARTICLE VIII

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, a majority of the entire Board of Directors of the corporation is expressly authorized to make, alter and repeal from time to time the By-Laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law made by the Board of Directors of the corporation.

                                   ARTICLE IX

         A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                                    ARTICLE X

         The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; provided, however, that any amendment, alteration, change or repeal of the provisions of clause (a) of Article V, clause (a) of article VII and this Article X shall require the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the corporation entitled to vote thereon.

         All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         THIRD: That such amended and restated Certificate of Incorporation has been duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware by the written consent of the stockholder of the corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, we have signed this certificate this _____ day of
August, 1996.


                                            ------------------------------------
                                                     James A. Cronin, III
                                                     Vice President

ATTEST:


- -----------------------------------
         Arthur M. Aaron
         Secretary



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